HEI INC
MEMORANDUM


SEC  FD  Disclosure

On May 15, 2001, HEI, Inc. management met with market analysts in a series of meetings which began on November 16, 2000.

The  following  information  was  disclosed:

BROADBAND  PRODUCTS

HEI believes that installed production capacity will reach 200,000 chip carrier packages per month by the end of this calendar year. This production capacity is expected to double to 400,000 chip carrier packages by the end of calendar 2002.

FORWARD  LOOKING  INFORMATION
Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the estimated HEI production capacity related to the chip carrier packages are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings.


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